UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

Lindsay Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13419	47-0554096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18135 Burke Street Suite 100
Omaha, Nebraska		68022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 829-6800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LNN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Sam Hinrichsen as Senior Vice President and Chief Financial Officer.

On October 14, 2025, Lindsay Corporation (the “Company”) announced that its Board of Directors appointed Sam Hinrichsen to succeed Brian Ketcham as Senior Vice President and Chief Financial Officer of the Company effective January 1, 2026. Hinrichsen will commence employment with the Company as Senior Vice President on November 3, 2025 and will officially succeed Brian Ketcham as Senior Vice President and Chief Financial Officer upon Ketcham’s previously announced retirement at the end of the calendar year.

Hinrichsen, 46, currently serves as Global Vice President of Finance and Investor Relations at Stepan Company. Prior to his current role, Hinrichsen also held positions at Stepan as Vice President and Interim Chief Financial Officer from October 2024 to July 2025 and as Global Finance Director from January 2022 to October 2024. From June 2018 to January 2022, Hinrichsen served as Global Finance Director at CMC Materials Inc. Prior to joining CMC, Hinrichsen served as Stepan’s Global Senior Finance Manager, Surfactants. Prior to joining Stepan, Hinrichsen held various finance positions with Dover Corporation, Rockwell Automation, TTI Floorcare North America and ALCOA, Inc. Hinrichsen holds an advanced degree in business administration, with an emphasis on finance and accounting, from the University of Luneberg, Germany.

Hinrichsen (i) will receive an annual base salary of $450,000; (ii) is eligible to receive a target bonus equal to 65% of his base salary and a maximum bonus of up to 200% of his target bonus (to be prorated for the remainder of fiscal 2026); and (iii) will be eligible to receive annual equity or long-term incentive awards, the aggregate grant-date accounting value of which is expected to be $600,000. In addition, on his start date, Hinrichsen will receive a $100,000 cash signing bonus and a special grant of restricted stock units with a value of $150,000 (based on the Company’s closing stock price on his start date). The special grant of restricted stock units is subject to vesting at the rate of 33‑1/3% per year on November 1, 2026, 2027 and 2028.

The Company and Hinrichsen have entered into a written agreement concerning his employment as Senior Vice President and Chief Financial Officer which provides for a term of one year and the automatic extension of that term by one day for each day of employment unless the Company notifies Hinrichsen that it does not wish to further extend the term. Accordingly, the agreement will have a remaining term of one year from the date the Company notifies Hinrichsen that it does not wish to further extend the term. In addition to the compensation discussed above, the agreement also provides that Hinrichsen will be eligible to receive annual long-term equity incentives in the discretion of the Human Resources and Compensation Committee and will be eligible to participate in other insurance and benefit plans generally available to senior executives of the Company. The agreement also provides for severance compensation equal to one times annual base salary (or base salary plus target bonus if termination occurs within one year following a “change in control” (as that term is defined in the agreement)) if Hinrichsen’s employment is terminated without “cause” (as that term is defined in the agreement) or if he terminates his employment for “good reason” (as that term is defined in the agreement) within one year following a change in control.

A copy of Hinrichsen’s employment agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of Hinrichsen’s employment agreement does not purport to be complete and is qualified by reference to such exhibit.

Hinrichsen has entered into an Indemnification Agreement with the Company in the form attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 19, 2018.

There are no family relationships between Hinrichsen and any director or executive officer of the Company, and Hinrichsen has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Hinrichsen’s appointment as Senior Vice President and Chief Financial Officer is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being “furnished” and, as such, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement, dated October 7, 2025, between the Company and Sam Hinrichsen.

10.2 Form of Indemnification Agreement between the Company and its Officers and Directors, previously filed as Exhibit 10.1 with the Company's Form 8-K filed on October 19, 2018 and incorporated herein by reference.

99.1 Press Release, dated October 14, 2025, issued by the Company.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDSAY CORPORATION

Date:	October 14, 2025	By:	/s/ Brian L. Ketcham
Brian L. Ketcham, Senior Vice President and Chief Financial Officer